                                                                     Exhibit 4.4

                           [FORM OF FACE OF SECURITY]

                               Floating Rate Note


REGISTERED                                                    REGISTERED
No. FLR-                                                      [PRINCIPAL AMOUNT]
                                                              CUSIP:*

Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.*

IF APPLICABLE, THE "ISSUE PRICE," "TOTAL AMOUNT OF OID," "ORIGINAL YIELD TO MATURITY" AND "INITIAL ACCRUAL PERIOD OID" (COMPUTED UNDER THE APPROXIMATE METHOD) SET FORTH BELOW HAVE BEEN COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES.


                            APPLIED MATERIALS, INC.
                           MEDIUM-TERM NOTE, SERIES ____
                                (FLOATING RATE)


    BASE RATE:                                 ORIGINAL ISSUE DATE:                      STATED MATURITY:

    INDEX MATURITY:                            INTEREST ACCRUAL DATE:                    INTEREST PAYMENT DATE(S):

    SPREAD (PLUS OR MINUS):                    INITIAL INTEREST RATE:                    INTEREST PAYMENT PERIOD:

    ALTERNATE RATE                             INITIAL INTEREST RESET DATE:              INTEREST RESET PERIOD:
    EVENT SPREAD:

    SPREAD MULTIPLIER:                         MAXIMUM INTEREST RATE:                    INTEREST RESET DATES:

    REPORTING SERVICE:                         MINIMUM INTEREST RATE:                    CALCULATION AGENT:

    INDEX CURRENCY:                            INITIAL REDEMPTION DATE:                  TOTAL AMOUNT OF OID:

    ISSUE PRICE:                               INITIAL REDEMPTION PERCENTAGE:            ORIGINAL YIELD TO MATURITY:

    OTHER PROVISIONS:                          ANNUAL REDEMPTION PERCENTAGE              INITIAL ACCRUAL PERIOD OID:
                                               REDUCTION:

                                               OPTIONAL REPAYMENT DATE(S):


                 Applied Materials, Inc., a Delaware corporation (together with its successors and assigns, the "Issuer"), for value received, hereby promises to pay to

-----------------------------------
* Applies only if this Note is a Registered Global Security.

, or registered assignees, the principal sum of

, on the Stated Maturity specified above (except to the extent redeemed or repaid prior to the Stated Maturity) and to pay interest thereon, from the Interest Accrual Date specified above at a rate per annum equal to the Initial Interest Rate specified above until the Initial Interest Reset Date specified above, and thereafter at a rate per annum determined in accordance with the provisions specified on the reverse hereof until the principal hereof is paid or duly made available for payment. The Issuer will pay interest in arrears monthly, quarterly, semiannually or annually as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing with the first Interest Payment Date next succeeding the Interest Accrual Date specified above, and on the date of Maturity; provided, however, that if the Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered Holder of this Note on the Record Date with respect to such second Interest Payment Date; and provided, further, that if an Interest Payment Date (other than the date of Maturity) would fall on a day that is not a Business Day, as defined on the reverse hereof, such Interest Payment Date shall be the following day that is a Business Day, except that if the Base Rate specified above is LIBOR and such next Business Day falls in the next calendar month, such Interest Payment Date shall be the immediately preceding day that is a Business Day; and provided, further, that if the date of Maturity would fall on a day that is not a Business Day, the payment of principal, premium, if any, and interest shall be made on the following day that is a Business Day and no interest shall accrue for the period from and after such date of Maturity.

                 Interest on this Note will accrue from the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from the Interest Accrual Date, until the principal hereof has been paid or duly made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date (whether or not a Business Day) (each such date a "Record Date"); provided, however, that interest payable on the date of Maturity will be payable to the person to whom the principal hereof shall be payable.

                 Payment of the principal of this Note, any premium and the interest due at Maturity will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the City of __________, or at such other paying agency as the Issuer may determine. Payments of interest, other than interest due at Maturity, will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register. Notwithstanding the foregoing, (a) The Depository Trust Company, as Holder of book-entry Notes, shall be entitled to receive payments of interest by wire transfer of immediately available funds and (b) a Holder of U.S. $10,000,000 or more in aggregate principal amount of Notes having like tenor and terms will be entitled to receive payments of interest, other than interest due at Maturity, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date.

                 Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                 Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

                 IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed under its corporate seal.


DATED:                                             APPLIED MATERIALS, INC.


[SEAL]                                             By
                                                     ---------------------------
                                                   Name:
                                                           ---------------------
                                                   Title:
                                                           ---------------------
and
                                                           ---------------------
Officer


                                                   ATTEST


                                                   By
                                                     ---------------------------
                                                           Secretary


TRUSTEE'S CERTIFICATE
OF AUTHENTICATION


This is one of the Notes of the
series designated therein referred
to in the within-mentioned Indenture.

------------------------------------
  as Trustee


By
  -------------------------------
     As Authenticating Agent


By
  -------------------------------
         Authorized Officer

                         [FORM OF REVERSE OF SECURITY]


                 This Note is one of a duly authorized issue of Medium-Term Notes, having maturities from more than nine months to 30 years from the date of issue (the "Notes"), of the Issuer. The Notes are issuable under an Indenture, dated as of _______________ (the "Indenture"), between the Issuer and __________________________________, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed _______ ______________________, at its corporate trust office in the City of _______ as the paying agent (the "Paying Agent," which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Indenture. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

                 This Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the Holder prior to Maturity.

                 Unless otherwise indicated on the face of this Note, this Note may not be redeemed prior to the Stated Maturity. If so indicated on the face of this Note, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption. If this Note is subject to "Annual Redemption Percentage Reduction," the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption. Notice of redemption shall be mailed to the registered Holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register not less than 30 nor more than 60 days prior to the date fixed for redemption, subject to all the conditions and provisions of the Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

                 Unless otherwise indicated on the face of this Note, this Note shall not be subject to repayment at the option of the Holder prior to the Stated Maturity. If so indicated on the face of this Note, this Note will be subject to repayment at the option of the Holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the Holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest accrued and unpaid hereon to the date of repayment. For this Note to be repaid at the option of the Holder hereof, the Trustee must receive at its agent's office in the City of __________, not less than 15 nor more than 30 days prior to the date of repayment, (i) this Note with the form entitled "Option to Elect Repayment" below duly completed or
(ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States setting forth the name of the Holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note's tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled "Option to Elect Repayment" duly completed, will be received by the Trustee not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Trustee by such fifth Business Day. Exercise of such repayment option by the Holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

                 This Note will bear interest at the rate determined in accordance with the applicable provisions below by reference to the Base Rate shown on the face hereof based on the Index Maturity, if any, shown on the face hereof (i) plus or minus the Spread, if any, and/or (ii) multiplied by the Spread Multiplier, if any, specified on the face hereof. Commencing with the Initial Interest Reset Date specified on the face hereof, the rate at which interest on this Note is payable shall be reset as of each Interest Reset Date (as used herein, the term "Interest Reset Date" shall include the Initial Interest Reset Date). The Interest Reset Dates will be the Interest Reset Dates specified on the face hereof; provided, however, that the interest rate in effect for the period from the Interest Accrual Date to the Initial Interest Reset Date will be the Initial Interest Rate. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding day that is a

Business Day, except that if the Base Rate specified on the face hereof is LIBOR and such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the next preceding Business Day. As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York and, if this Note bears interest calculated by reference to LIBOR, that is also a London Banking Day.

                 The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to the CD Rate, Commercial Paper Rate, Federal Funds Rate, Prime Rate and CMT Rate will be the second Business Day next preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to LIBOR shall be the second London Banking Day preceding such Interest Reset Date. As used herein, "London Banking Day" means any day on which dealings in deposits in the Index Currency (as defined herein) are transacted in the London interbank market. The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to the Treasury Rate shall be the day of the week in which such Interest Reset Date falls on which Treasury bills normally would be auctioned; provided, however, that if as a result of a legal holiday an auction is held on the Friday of the week preceding such Interest Reset Date, the related Interest Determination Date shall be such preceding Friday; and provided, further, that if an auction shall fall on any Interest Reset Date, then the Interest Reset Date shall instead be the first Business Day following the date of such auction.

                 Unless otherwise specified on the face hereof, the "Calculation Date" pertaining to an Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day, or
(ii) the Business Day preceding the applicable Interest Payment Date or date of Maturity (or, with respect to any principal amount to be redeemed or repaid, any redemption or repayment date), as the case may be.

                 Determination of CD Rate. If the Base Rate specified on the face hereof is the CD Rate, the CD Rate with respect to this Note shall be determined on each Interest Determination Date and shall be the rate on such date for negotiable certificates of deposit having the Index Maturity specified on the face hereof as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates," or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)"), under the heading "CDs (Secondary Market)," or, if not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination

Date, the CD Rate will be the rate on such Interest Determination Date for negotiable certificates of deposit of the Index Maturity specified on the face hereof as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" ("Composite Quotations") under the heading "Certificates of Deposit." If neither of such rates is published by 3:00 P.M., New York City time, on such Calculation Date, then the CD Rate on such Interest Determination Date will be calculated by the Calculation Agent referred to on the face hereof and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such Interest Determination Date for certificates of deposit in an amount that is representative for a single transaction at that time with a remaining maturity closest to the Index Maturity specified on the face hereof of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent (after consultation with the Issuer) for negotiable certificates of deposit of major United States money center banks; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate in effect for the applicable period will be the same as the CD Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable hereon shall be the Initial Interest Rate).

                 Determination of Commercial Paper Rate. If the Base Rate specified on the face hereof is the Commercial Paper Rate, the Commercial Paper Rate with respect to this Note shall be determined on each Interest Determination Date and shall be the Money Market Yield (as defined herein) of the rate on such date for commercial paper having the Index Maturity specified on the face hereof, as such rate shall be published in H.15(519) under the heading "Commercial Paper," or if not so published prior to 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Commercial Paper Rate shall be the Money Market Yield of the rate on such Interest Determination Date for commercial paper of the Index Maturity specified on the face hereof as published in Composite Quotations under the heading "Commercial Paper." If neither of such rates is available by 3:00 P.M., New York City time, on such Calculation Date, then the Commercial Paper Rate shall be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 A.M., New York City time, on such Interest Determination Date of three leading dealers in commercial paper in The City of New York selected by the Calculation Agent (after consultation with the Issuer) for commercial paper of the Index Maturity specified on the face hereof, placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting offered rates as mentioned in this sentence, the Commercial Paper Rate in effect for the applicable period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable hereon shall be the Initial Interest Rate).

                 "Money Market Yield" shall be the yield calculated in accordance with the following formula:

                                     D x 360
          Money Market Yield =  ------------------ x 100
                                  360 - (D x M)


where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the Index Maturity specified on the face hereof.

                 Determination of Federal Funds Rate. If the Base Rate specified on the face hereof is the Federal Funds Rate, the Federal Funds Rate with respect to this Note shall be determined on each Interest Determination Date and shall be the rate on such date for Federal funds as published in H.15(519) under the heading "Federal Funds (Effective)," or, if not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate will be the rate on such Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If neither of such rates is published by 3:00 P.M., New York City time, on such Calculation Date, the Federal Funds Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight Federal funds as of 11:00 A.M., New York City time, on such Interest Determination Date arranged by three leading brokers of Federal funds transactions in The City of New York selected by the Calculation Agent (after consultation with the Issuer); provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate in effect for the applicable period will be the same as the Federal Funds Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable hereon shall be the Initial Interest Rate).

                 Determination of LIBOR. If the Base Rate specified on the face hereof is LIBOR, LIBOR with respect to this Note shall be determined on each Interest Determination Date by the Calculation Agent as follows:

                 (i) As of the Interest Determination Date, LIBOR will be either (a) if "LIBOR Reuters" is specified as the Reporting Service on the face hereof, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the London interbank market in the Index Currency for the period of the Index Maturity specified on the face hereof, commencing on the second London Banking Day immediately following such Interest Determination Date, that appear on the Designated LIBOR Page at approximately 11:00 A.M., London time, on such Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page, or (b) if "LIBOR Telerate" is specified as the Reporting Service on the face hereof, the rate for deposits in the Index Currency for the period of the Index Maturity specified on the face hereof, commencing on such Interest Determination Date, that appears on the Designated LIBOR Page at approximately 11:00 A.M., London time, on such Interest Determination Date. If fewer than two offered rates appear (if "LIBOR Reuters" is specified as the Reporting Service on the face hereof and calculation of LIBOR is based on the arithmetic mean of the offered rates) or if no rate appears (if the Reporting Service on the face hereof specifies either (x) "LIBOR Reuters" and the Designated LIBOR Page by its terms provides only for a single rate or (y) "LIBOR Telerate"), LIBOR in respect of that Interest Determination Date will be determined as if the parties had specified the rate described in (ii) below.

                 (ii) With respect to an Interest Determination Date on which fewer than two offered rates appear (if "LIBOR Reuters" is specified as the Reporting Service on the face hereof and calculation of LIBOR is based on the arithmetic mean of the offered rates) or no rate appears (if the Reporting Service on the face hereof specifies either (x) "LIBOR Reuters" and the Designated LIBOR Page by its terms provides only for a single rate or (y) "LIBOR Telerate"), the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent (after consultation with the Issuer), to provide the Calculation Agent with its offered quotations for deposits in the Index Currency for the period of the Index Maturity specified on the face hereof, commencing on the second London Banking Day immediately following such Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such Interest Determination Date and in a principal amount of not less than U.S. $1,000,000 (or the equivalent in the Index Currency, if the Index Currency is not the U.S. dollar) that is representative of a single transaction in such Index Currency in such market at such time. If at least two such quotations are provided, LIBOR in respect of that Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR in respect of that Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M. (or such other time specified on the face hereof), in the applicable principal financial center for the country of the Index Currency on such Interest Determination Date, by three major banks in such principal financial center selected by the Calculation Agent (after consultation with the Issuer) for loans in the Index Currency to leading European banks, for the period of the Index Maturity specified on the face hereof commencing on the second London Banking Day immediately following such Interest Determination Date and in a principal amount of not less than U.S. $1,000,000 (or the equivalent in the Index Currency, if the Index Currency is not the U.S. dollar) that is representative of a single transaction in such Index Currency in such market at such time; provided, however , that if the banks selected as aforesaid by the Calculation Agent are not quoting rates as mentioned in this sentence, LIBOR for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable hereon shall be the Initial Interest Rate). "Index Currency" means the currency (including composite currencies) specified as Index Currency on the face hereof as the currency for which LIBOR shall be calculated. If no such currency is specified as Index Currency on the face hereof, the Index Currency shall be U.S. dollars. "Designated LIBOR Page" means either (a) if "LIBOR Reuters" is designated as the Reporting Service on the face hereof, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (b) if "LIBOR Telerate" is designated as the Reporting Service on the face hereof, the display on the Dow Jones Telerate Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency. If neither LIBOR Reuters nor LIBOR Telerate is specified as the Reporting Service on the face hereof, LIBOR for the applicable Index Currency will be determined as if LIBOR Telerate (and, if the U.S. dollar is the Index Currency, Page 3750) had been specified.

                 Determination of Prime Rate. If the Base Rate specified on the face hereof is the Prime Rate, the Prime Rate with respect to this Note shall be determined on each Interest Determination Date and shall be the rate set forth in H.15(519) for such date opposite the caption "Bank Prime Loan."
If such rate is not yet published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Prime Rate for such Interest Determination Date will be the arithmetic mean of the rates of interest publicly announced by each bank named on the Reuters Screen NYMF Page (as defined below) as such bank's prime rate or base lending rate as in effect for such Interest Determination Date as quoted on the Reuters Screen NYMF Page on such Interest Determination Date, or, if fewer than four such rates appear on the Reuters Screen NYMF Page for such Interest Determination Date, the rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Interest Determination Date by at least two of the three major money center banks in The City of New York selected by the Calculation Agent from which quotations are requested. If fewer than two quotations are provided, the Prime Rate shall be calculated by the Calculation Agent and shall be determined as the arithmetic mean on the basis of the prime rates in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any state thereof, in each case having total equity capital of at least U.S. $500,000,000 and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent (after consultation with the Issuer) to quote such rate or rates; provided, however, that if the banks or trust companies selected as aforesaid by the Calculation Agent are not quoting as set forth above, the Prime Rate in effect for the applicable period will be the same as the Prime Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable hereon shall be the Initial Interest Rate). "Reuters Screen NYMF Page" means the display designated as Page "NYMF" on the Reuters Monitor Money Rates Service (or such other page as may replace the NYMF Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

                 Determination of Treasury Rate. If the Base Rate specified on the face hereof is the Treasury Rate, the Treasury Rate with respect to this Note shall be determined on each Interest Determination Date and shall be the rate for the auction held on such date of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified on the face hereof, as published in H.15(519) under the heading "Treasury Bills--auction average (investment)," or if not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the auction average rate on such Interest Determination Date (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury Bills having the Index Maturity specified on the face hereof are not published or reported as provided above by 3:00 P.M., New York City time, on such Calculation Date or if no such auction is held on such Interest Determination Date, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) calculated using the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent (after the consultation with the Issuer) for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified on the face hereof; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting bid rates as mentioned in this sentence, the Treasury Rate for such Interest Reset Date will be the same as the Treasury Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable hereon shall be the Initial Interest Rate).

                 Determination of CMT Rate. If the Base Rate is the CMT Rate, the CMT Rate specified on the face hereof with respect to this Note shall be determined on each Interest Determination Date and shall be the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption "...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 p.m.," under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7055, the rate on such Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the week or the month, as applicable, ended immediately preceding the week in which the related Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate for such Interest Determination Date will be such Treasury Constant Maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published, or, if not published by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate for such Interest Determination Date, will be such Treasury Constant Maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate for the Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on the Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent, after consultation with the Issuer, and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury notes") with an original maturity of approximately the Designated CMT Maturity Index and remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such Treasury notes quotations, the CMT Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100,000,000. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated: provided, however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as described herein, the CMT Rate for such Interest Reset Date will be the same as the CMT Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable hereon shall be the Initial Interest Rate). If two Treasury notes with an original maturity as described in the third preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury note with the shorter remaining term to maturity will be used.

                 "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page designated as the Reporting Service on the face hereof (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)), for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified as the Reporting Service on the face hereof, the Designated CMT Telerate Page shall be 7052, for the most recent week.

                 "Designated CMT Maturity Index" shall be the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified as the Index Maturity on the face hereof with respect to which the CMT Rate will be calculated. If no such maturity is specified as the Index Maturity on the face hereof, the Designated CMT Maturity Index shall be 2 years.

                 Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. The interest rate on this Note will in no event be higher than the maximum rate permitted by applicable law.

                 At the request of the Holder hereof, the Calculation Agent will provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate that will become effective as of the next Interest Reset Date.

                 Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the date of Maturity, as the case may be. Accrued interest hereon shall be an amount calculated by multiplying the face amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day in the period for which interest is being paid. The interest factor for each such date shall be computed by dividing the interest rate applicable to such day by 360 if the Base Rate is CD Rate, Commercial Paper Rate, Federal Funds Rate, Prime Rate or LIBOR, as specified on the face hereof, or by the actual number of days in the year if the Base Rate is the Treasury Rate or the CMT Rate, as specified on the face hereof. All percentages resulting from any calculation of the rate of interest on this Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (.0000001), with five one-millionths of a percentage point rounded upward, and all dollar amounts used in or resulting from such calculation on this Note will be rounded to the nearest cent (with one-half cent rounded upward). The interest rate in effect on any Interest Reset Date will be the applicable rate as reset on such date. The interest rate applicable to any other day is the interest rate from the immediately preceding Interest Reset Date (or, if none, the Initial Interest Rate).

                 This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

                 This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and is issuable only in denominations of U.S. $100,000 and any integral multiple of U.S. $1,000 in excess thereof.

                 _____________________________ has been appointed registrar for the Notes, and the Trustee will maintain at its office in __________________, a register for the registration and transfer of Notes. As provided in the Indenture and subject to certain limitations set forth therein and as may be set forth on the face hereof, this Note may be transferred at the aforesaid office of the Trustee by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the registered Holder hereof in person or by the Holder's attorney duly authorized in writing, and thereupon the Trustee shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee and executed by the registered Holder in person or by the Holder's attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

                 If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Unless otherwise specified in the face hereof, if any Original Issue Discount Note (as defined below) is redeemed by the Issuer or repaid at the option of the Holder, each as described above, or if the principal of any Original Issue Discount Note is declared to be due and payable immediately pursuant to this paragraph, the amount of principal due and payable with respect to this Note shall be limited to the aggregate principal amount of this Note multiplied by the sum of the Issue Price (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the date of issue to the date of redemption, repayment or declaration, as applicable, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of redemption, repayment or declaration). Unless otherwise specified on the face hereof, an Original Issue Discount Note is a Note which has a principal amount payable on the Stated Maturity that exceeds its Issue Price by at least 0.25% of its principal amount payable on the Stated Maturity, multiplied by the number of complete years from the Original Issue Date to the Stated Maturity for this Note.

                 The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the

Notes of each series to be affected under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding on behalf of the Holders of all Notes of such series, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

                 Each of the defeasance and covenant defeasance provisions of Article Thirteen of the Indenture shall apply to this Note.

                 So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the City of _________, and an office or agency in said City of __________________ for the registration, transfer and exchange as aforesaid of the Notes. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

                 No provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered Holder of this Note.

                 Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

                 This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

                 All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                                 ABBREVIATIONS


                 The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:



                 TEN COM-as tenants in common
                 TEN ENT-as tenants by the entireties
                 JT TEN-as joint tenants with right of survivorship and not as tenants in common


                 UNIF GIFT MIN ACT-...........Custodian............
                                  (Cust)       (Minor)

                 Under Uniform Gifts to Minors Act.................
                                               (State)


                 Additional abbreviations may also be used though not in the above list.

                             _____________________

                 FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE]


_______________________________________!
                                       !
                                       !
_____________________________________________________________
_____________________________________________________________
[PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING ZIP CODE,
   OF ASSIGNEE]
_____________________________________________________________
the within Note and all rights thereunder, hereby irrevocably
_____________________________________________________________
constituting and appointing such person attorney to transfer
_____________________________________________________________
such note on the books of the Issuer, with full power of
_____________________________________________________________
substitution in the premises.

Dated:_____________________


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

                           OPTION TO ELECT REPAYMENT


                 The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at

__________________________________________________________

__________________________________________________________

__________________________________________________________
                (Please print or typewrite
           name and address of the undersigned)


                 If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the Holder elects to have repaid: __________________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the Holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid): __________________________.


Dated:_____________      ___________________________________
                         NOTICE:  The signature on this
                         Option to Elect Repayment must
                         correspond with the name as written
                         upon the face of the within
                         instrument in every particular
                         without alteration or enlargement.